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CUSIP NO. 125965103                 SCHEDULE 13D

                                   EXHIBIT D

        FORM OF LOCK-UP FOR SELLING STOCKHOLDER PURSUANT TO SECTION 3(J)

                                             January 14, 2004

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

         Re:      Proposed Public Offering

Dear Sirs:

         The undersigned, a stockholder of CSK Auto Corporation, a Delaware corporation (the "Company"), understands that Goldman, Sachs & Co. ("Underwriter"), proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and Investcorp CSK Holdings L.P. providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 30 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                             Very truly yours,

                                             Signature:_________________________

                                             Print Name:________________________